UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2007

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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

58 South Service Road, Melville, NY 11747
(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 730-2200

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 11, 2007, The Hain Celestial Group, Inc. (the “Company”) notified Nasdaq that the Company will not timely file its Form 10-K for its fiscal year ended June 30, 2007 and, therefore will not be in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) for continued listing on the Nasdaq Global Select Market. As a result, in accordance with Nasdaq’s standard procedures, the Company expects to receive a Nasdaq staff determination letter confirming the Company's non-compliance with Marketplace Rule 4310(c)(14) and notifying the Company of the commencement of delisting procedures. In response to that letter, the Company will take all available action to maintain the listing of the Company’s shares including requesting a hearing before the Nasdaq Listing Qualifications Panel. The Company's shares will remain listed on the Nasdaq Global Select Market pending a decision by the Listing Qualifications Panel and the Company expects the delisting process to terminate upon the filing of the Company’s Annual Report on Form 10-K.

Item 8.01 Other Events

On September 11, 2007, the Company issued a press release updating its stock options review and advising that it is not yet in a position to file its Annual Report on Form 10-K. A copy of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release dated September 11, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2007

THE HAIN CELESTIAL GROUP, INC.
(Registrant)

By: /s/ Ira J. Lamel
Name: Ira J. Lamel
Title: Executive Vice President and Chief Financial Officer